Exhibit 15.1

July 25, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated April 25, 2023 and July 25, 2023 on our reviews of interim financial information of RTX Corporation (formerly known as Raytheon Technologies Corporation), which are included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 are incorporated by reference in this Registration Statement on Form S-8.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

PricewaterhouseCoopers LLP, 101 Seaport Boulevard Suite 500 Boston, Massachusetts 02210

T: 617 530 5000, www.pwc.com/us